 SPA (Frankie) MOC-Frankie

DATED THIS             DAY OF

GIVEN BY

(as Chargor)

TO

NU SKIN ENTERPRISES, INC

(as Chargee)

MEMORANDUM OF CHARGE

(of shares in NU SKIN MALAYSIA HOLDINGS SDN. BHD)

KHAW & PARTNERS

ADVOCATES & SOLICITORS

KUALA LUMPUR

MEMORANDUM OF CHARGE OF SECURITIES

TO

NU SKIN ENTERPRISES, INC. (Registration No. 2659781), a company incorporated in the State of Delaware, United States of America and having its principal place of business at 75 West Center Street, Provo, Utah 84601, United States of America

WHEREAS

I.

By a Sale and Purchase Agreement dated 17th August 2001 as varied by a Supplemental Agreement dated 28 September 2001, I have purchased from you, the Subject Shares the purchase price in the sum of (Ringgit) whereof remained unpaid by me to you as at the date of this Memorandum of Charge.

II.	At my request, you agreed inter alia to withhold the issue of a demand to me for immediate payment of the entire sum agreed to be paid by me to you under the SPA.

III.	In consideration of your agreement in Recital II, I agreed to execute this Memorandum of Charge in respect of the Subject Shares in your favour as security for the payment by me of the Indebtedness.

1. DEFINITIONS & INTERPRETATION

1.1 Definitions

In this Memorandum of Charge, unless the context otherwise requires, the following expressions shall have the meanings set forth opposite such expressions:-

“Advances”	all payment made by you on my behalf under Clauses 10.2 and 26 in respect of the Charged Securities and remains unpaid and owing by me to you from time to time

"Call Option"	the call option granted by me to you pursuant to the Shareholders Agreement

"Charged Securities"	(a) the Subject Shares;

(b) all stocks, shares, securities, rights, money and property which may at any time after the date of this Memorandum of Charge derived from, accrued on or be offered at any time by way of redemption, bonus, preference, option or otherwise to or in respect of any of the Charged Securities; and

(c) all dividends or interest paid or payable after the date of this Memorandum of Charge on the Charged Securities.

"Event Default"	of any of the events referred to in Clause 7.1

“Indebtedness"

all monies including the Advance, if any (together with the interest accrued thereon) and liabilities whether certain or contingent which are now are or at any time after the date of the Memorandum of Charge may be due, owing or incurred from or by me to you or in relation to or arising out of or in consequence of any failure on my part to pay, perform and observe the sums of money, terms, provisions, covenants and agreements on my part to be paid, performed and observed and contained herein including all legal and other costs, charges and expenses arising out of or incidental to the preparation, enforcement, taking or realisation of your security hereunder for the payment of the Indebtedness

“Notice of Further Encumbrances”

your actual or constructive notice (referred to in Clause 14.1) of my creation of any further charge, mortgage or other encumbrance over the Charged Securities or any part of it in favour of any third party

"NSMH"

: NU SKIN MALAYSIA HOLDINGS SDN. BHD. (Company No. 552189-P), a company incorporated in Malaysia under the Companies Act 1965 and having its registered address at c/o 6th Floor, Menara Boustead, No. 69, Jalan Raja Chulan, 50200 Kuala Lumpur

"NSMH Share"	an ordinary share having a nominal value of RM1.00 (Ringgit One) in NSMH

"Security Interest"	any mortgage, charge, pledge, lien, right or set-off or any other security interest whatsoever

"Share Certificates"	the certificates and other documents of title to the Charged Securities

“Shareholders Agreement”

the Shareholders Agreement dated 28 September 2001 and made between you, me and                           and includes such variations and modifications as may be agreed between the parties thereto and any new shareholders agreement executed by inter alia the parties thereto to substitute/replace the aforesaid agreement

"SPA”

the sale and purchase agreement dated 17th August 2001 and the Supplemental Agreement dated 28 September 2001 made between you and me (and referred to in Recital I) and includes such variations and modifications as may be agreed between the parties thereto

"Subject Shares"	___________ (___________) NSMH Shares held by me (as the registered and beneficial owner thereof)

"Suspense Account"	: the account referred to in Clause 15.1

1.2 Interpretation

        1.2.1     The Appendices to this Memorandum of Charge form integral parts of this Memorandum of Charge. The headings in this Memorandum of Charge are inserted for convenience of reference only and shall not be taken, read and construed as essential parts of this Memorandum of Charge.

        1.2.2     All references to Appendices and Clauses shall be references to the appendices and clauses of this Memorandum of Charge. All references to provisions of statutes include such provisions as modified, re-certified or re-enacted. All references to this Memorandum of Charge shall include all amendments and modifications to this Memorandum of Charge as shall from time to time be in force. All references to a natural person shall include such person’s heirs, personal representatives, successors-in-title and permitted assigns. All references to a company shall include such company’s successors-in-title and permitted assigns.

        1.2.3     Words applicable to natural persons include any body of persons, company, corporation, firm or partnership corporate or incorporate and vice versa. Words importing the masculine gender shall include the feminine and neuter genders and vice versa. Words importing the singular number shall include the plural number and vice versa.

     1.2.4     Where two or more persons are included or comprised in any expression, agreements, covenants, terms, stipulations and undertakings expressed to be made by or on the part of such persons shall, unless otherwise provided in this Memorandum of Charge, be deemed to be made by and be binding upon such persons jointly and severally.

         1.2.5     In computing time for the purposes of this Memorandum of Charge, unless the contrary intention appears, a period of days from the happening of an event or the doing of any act or thing shall be deemed to be exclusive of the day on which the event happens or the act or thing is done and if the last day of the period is a weekly or public holiday, the period shall include the next following day which is not a inter alia weekly or public holiday.

2. CHARGE

2.1 Charge

     IN CONSIDERATION of:-

     2.1.1     your withholding at my request the issue of a demand to me for payment of the Indebtedness under the SPA; and

     2.1.2      your agreement to my application of all dividends and other cash distributions (if any) from time to time towards payment of the Indebtedness,

I being the registered and/or beneficial owner of the Subject Shares HEREBY CHARGE to you as a continuing security for the payment, discharge and satisfaction to you on demand of the Indebtedness and the performance by me of my obligations under this Memorandum of Charge:-

i)	the Charged Securities;

ii)	all dividends, interest and other payment referred to in Clause 9.1; and

iii)	all proceeds from the sale of the Charged Securities referred to in Clause 9.2.

2.2 Delivery of Share Certificates

I hereby irrevocably authorise you to take delivery from NSMH of the Share Certificates upon issue thereof in my name. If the Share Certificates are delivered by NSMH to me, I will immediately deliver or cause to be delivered the Share Certificates to you.

2.3 Delivery of Instruments of Transfer

I will execute and deliver to you as an escrow upon the issue of the Share Certificates, and from time to time, such number of instruments of transfer (in Form 32A of the Companies Regulation 1966) of the Charged Securities as you may require.

2.4     Other Obligations

I will do, execute and deliver all other acts, documents and things necessary to deposit and charge the Charged Securities to you.

2.5     Extend of Security

The security created by this Memorandum of Charge is to be available for such aggregate amount as the ad valorem stamp duty paid and endorsed from time to time on the original of this Memorandum of Charge in your possession extends to secure, interest, costs, charges, expenses and other monies owing and remaining unpaid by me to you from time to time.

3. REPRESENTATION AND WARRANTIES

3.1	that I am or will be the registered holder and beneficial owner of the Charged Securities;

3.2	that there is no prior mortgage, pledge, lien, charge, assignment, hypothecation, encumbrance or other security interest of any kind upon the Charged Securities or any of them;

3.3	that I have no knowledge of any fact which would or might invalidate the creation of the charge over the Charged Securities in your favour under this Memorandum of Charge;

3.4	that this Memorandum of Charge when duly executed will constitute legal, valid and binding obligations on my part in accordance with the provisions of this Memorandum of Charge;

3.5	that I have not committed any act of bankruptcy and no bankruptcy notice has been issued against me; and

3.6	that no Event of Default has accrued and no event has occurred which, with the giving of notice and/or the lapse of time and/or the fulfilment of any other condition, might constitute an Event of Default.

4. COVENANTS

So long as the Indebtedness remains unpaid by me to you, I hereby covenant with you as follows:-

        4.1 that I will duly perform and observe the covenants, undertakings, stipulations and obligations on our part to be performed and observed by me and contained in this Memorandum of Charge;

        4.2 that I will notify you in writing as soon as I become aware of the occurrence of any Event of Default or of any event which, with the giving of notice and/or the lapse of time and/or the fulfilment of any condition would constitute an Event of Default;

        4.3 that as soon as practicable, I will notify you in writing of any litigation, arbitration or administrative proceedings or claim which is brought or made against me or to my knowledge is threatened against me and if determined adversely to me would materially and adversely affect my financial position;

        4.4 that I will notify you immediately of any notices or documents issued to or received by me as the registered holder of the Charged Securities and immediately deliver a copy of such notices or documents to you; and

        4.5 that I will notify you immediately of the creation of any further charge, mortgage or other encumbrance over the Charged Securities or any part of it.

5. TRANSFERS

So long as the Indebtedness or any part of it remains owing and unpaid by me to you:-

5.1	I will:-

        5.1.1      execute and deliver to you, all such instrument of transfers as you may require of the Charged Securities or any of them to you or your nominees or any purchaser of the Charged Securities; and

        5.1.2     deposit with you together with the aforesaid instrument of transfers, the certificates or other documents of title to the Charged Securities; and

5.2      you may:-

        5.2.1     transfer or cause to be transferred (at your cost and expense) all or any of the Charged Securities into the name(s) of your nominee(s) who shall hold the Charged Securities transferred subject to the charge under this Memorandum of Charge; and

        5.2.2     transfer or cause to be transferred (at your cost and expense) the Charged Securities or any of them from one nominee to another subject to the provisions of this Memorandum of Charge.

6. PAYMENT OF INDEBTEDNESS

        6.1     I will apply all dividends and other cash distributions (if any) made by NSMH from time to time towards payment of the Indebtedness.

        6.2 Unless and until the Indebtedness shall be paid in full by me to you, I irrevocably direct and authorise NSMH to pay directly to you, all such dividends and other cash distributions (if any) as are payable by NSMH from time to time to me.

7. DEFAULT

7.1 Events of Default

     Each of the following events is an Event of Default:-

     7.1.1      if I fail to pay the Indebtedness or any part thereof in accordance with the provisions of this Memorandum of Charge; or

     7.1.2     if I commit any breach or fail to observe any of my covenant and obligation under this Memorandum of Charge and, in the case of a breach capable of remedy, fails to remedy the same within 7 (Seven) days after receipt of a written notice requiring such remedy; or

     7.1.3     if I die, become of unsound mind, commits an act of bankruptcy or is adjudicated a bankrupt or;

     7.1.4     if I allow any judgment against me to remain unsatisfied for a period of 21 (Twenty One) days; or

     7.1.5     if distress or execution or other process of a court of competent jurisdiction be levied upon or issued against any of my property and such distress, execution or other process is not satisfied by me within 7 (Seven) days from the date of it; or

     7.1.6     if any representation or warranty made or deemed to be made by me or under this Memorandum of Charge is incorrect in any respect which you deem material; or

     7.1.7     a notice is delivered by you to me to exercise the call option to purchase shares pursuant to the Call Option; or

     7.1.8     I cease to hold, as the registered holder and beneficial owner thereof, any of the Charged Securities; or

     7.1.9     if you in your absolute discretion, consider that the security provided under this Memorandum of Charge is in jeopardy.

7.2 Breach capable of remedy

     For the purpose of Clause 7.1.2, a breach shall be considered capable of remedy if:-

     7.2.1     I can comply with the provision in question in all respects other than as to the time of performance; and

     7.2.2 the time of performance is not of the essence of the provision in question.

7.3 Notification of an Event of Default

     I shall notify you forthwith in writing upon the occurrence of an Event of Default.

7.4 Effect of Default

     Upon the occurrence of an Event of Default:-

     7.4.1     the Indebtedness shall immediately become payable by me to you; and

     7.4.2      you shall immediately be entitled to enforce the security constituted by this Memorandum of Charge in accordance with Clause 8 without prior notice to or concurrence on my part.

8. POWER OF SALE

8.1 Sale of Charged Securities

Upon the happening of an Event of Default, but subject always to Clause 8.2, you shall be entitled, without notice to me and any consent or concurrence by me, at any time(s) thereafter and so long as the Indebtedness shall remain unpaid by me to you, to sell the Charged Securities to such person (including yourselves or your related or associated or affiliated company), in such manner (whether by private treaty or by public auction) and upon such terms and conditions as you deem fit.

8.2 Call Option

Upon the occurrence of an Event of Default described in Clause 7.1.7, I will sell the Charged Securities to you in accordance with the provisions of the Shareholders Agreement.

8.3 Proceeds From Sale

     The proceeds of any sale made under Clauses 8.1 and 8.2 shall be applied by you as follows:-

     8.3.1     firstly, in or towards the payment and discharge of the costs incurred by such sale;

     8.3.2     secondly, in or towards the payment of the Indebtedness; and

     8.3.3     the residue, if any, shall be paid to me or to my order.

8.4 No trust of power of sale

In respect of the exercise of your power of sale pursuant to Clause 8.1, you are not and shall not be deemed to be a trustee of the power of sale and you shall not be obliged to:-

     8.4.1     consult me in any respect; or

     8.4.2     sell the Charged Securities:-

i)	at any particular time after the occurrence of any of the Event of Default;

ii)	in any particular numbers; or

iii)	to satisfy any particular part of the Indebtedness.

8.5 Discharge of Duties

You shall be deemed to have discharged your duties as chargee upon a sale of the Charged Securities if your exercise of your power of sale is bona fide.

8.6 Liability

You shall not be responsible in any way whatsoever for any involuntary loss occasioned by your exercise of your power of sale under this Memorandum of Charge and howsoever arising.

9. INCOME FROM CHARGED SECURITIES

        9.1     Any dividends, interest or other payments which may be paid or payable after the date of this Memorandum of Charge in respect of the Charged Securities may be applied by you as though they were proceeds of a sale of the Charged Securities under this Memorandum of Charge and notwithstanding that the right to exercise the power of sale under Memorandum of Charge has not arisen.

        9.2     I will pay over to you (immediately upon receipt of the same) without demand, such of the dividends, interest or other payments as are hereby charged and as are received by me during the continuance in force of this Memorandum of Charge.

10. PAYMENT OF CALLS

10.1 Calls payable by me

During the term of this Memorandum of Charge, I will duly and punctually pay all calls, instalments and other payments (if any) due and payable in respect of the Charged Securities.

10.2 Payment by you

If I defaulted in paying any call, instalment or other payment (if any) due and payable in respect of the Charged Securities, you may make such payments on my behalf.

10.3 Advances

Any money paid by you under Clause 10.2 forms part of the Advances and shall be treated as a debt owing and payable by me to you.

11. VOTING RIGHTS

        11.1 You or your nominees may exercise at your discretion and in my name or otherwise at any time (whether before or after the right to exercise the power of sale under this Memorandum of Charge has arisen) and without notice to me or any further consent or concurrence by me in respect of the Charged Securities, the voting rights and any powers or rights which may be exercised by the person(s) in whose name(s) the Charged Securities are registered.

        11.2 If required by you, I will duly appoint such proxies as you may nominate to attend as the proxy for the holder of the Charged Securities, all general meetings of NSMH.

12. CONTINUING SECURITY

     The security created under this Memorandum of Charge shall be a continuing security for all money now or hereafter or from time to time owing and due by me to you.

13. PROHIBITION AGAINST DEALINGS

     During the term of this Memorandum of Charge, I will not (save as permitted under this Memorandum of Charge) transfer, sell, or otherwise howsoever, deal with the Charged Securities or any interest in the Charged Securities or subject the same to any further charge, mortgage or other encumbrance without your prior written consent.

14. NEW AND SEPARATE ACCOUNTS

     14.1     If you have actual or constructive notice that I will execute or create any further charge, mortgage or other encumbrance over the Charged Securities or any part of it in favour of any other corporation, person, or persons, you may and shall be deemed to have, immediately after the receipt of such notice, opened a new or separate account in your books.

     14.2     With effect from the time of the Notice of Further Encumbrances, all payments in account made by us to you shall:-

              14.2.1     notwithstanding any legal or equitable rule of presumption to the contrary, be placed or deemed to have been placed to the credit of the new and separate account opened or deemed to have been opened under Clause 14.1; and

              14.2.2     not reduce the amount due by me to you at the time when you receive or was deemed to have received the Notice of Further Encumbrance.

     14.3     The provisions of Clauses 14.1 and 14.2 shall not prejudice the security which you otherwise would have had under this Memorandum of Charge for the payment of the Indebtedness for the time being outstanding and due to you notwithstanding that the same may become due or owing or be incurred after the time when you receive or was deemed to have received the Notice of Further Encumbrance.

15. SUSPENSE ACCOUNT

        15.1 You may place and keep any money received by you under this Memorandum of Charge to the credit of a suspense account for as long as you deem fit.

        15.2 You are not obliged to apply any money placed or kept in the Suspense Account or any part of it in or towards discharge of the Indebtedness or any part thereof.

        15.3 Notwithstanding any such payment, in the event of any proceedings in or analogous to winding up or liquidation, composition or arrangement against me, you may prove for and agree to accept any dividend or composition in respect of the whole or any part of the Indebtedness in the same manner as if this security had not been created.

16. ADDITIONAL SECURITY

     16.1     The security created under this Memorandum of Charge is in addition to and without prejudice to:-

              16.1.1     any collateral or other securities which you may now or after the date of this Memorandum of Charge hold from or on any account;

              16.1.2     any collateral or other security or any lien to which you may be otherwise entitled (including any security charge or lien prior to the date of this Memorandum of Charge on the Charged Securities); and

              16.1.3    the liability of any person not a party to this Memorandum of Charge for all or any part of the Indebtedness.

     16.2     All money received by you from me or any person(s) liable to pay the same may be applied by you to any account or item of account or any transaction(s) to which the same may be applicable.

17. CONSOLIDATION

     You are entitled to consolidate this Memorandum of Charge with any other charge, mortgage or other encumbrances. Unless otherwise agreed by you, the security under this Memorandum of Charge shall not be discharged except on payment to you not only of the Indebtedness but also all money secured by any other security created by me or by any person through whom I claim.

18. CERTIFICATE

     A certificate signed by any of your officers as to the amount of the Indebtedness for the time being due and owing or incurred to you by me shall, in the absence of manifest error, be accepted by me as conclusive evidence that the amount stated in the certificate is due or owing to you as aforesaid.

19. INDULGENCE

     19.1     You may at all times, without discharging or in any way affecting the security created under this Memorandum of Charge, do any of the following:-

              19.1.1     grant to me and/or to any surety, guarantor or other person any time or indulgence;

              19.1.2     renew any bills, notes, or other negotiable securities;

              19.1.3     take any securities or guarantees from me and/or any surety, guarantor or other person;

              19.1.4     deal with, exchange, release, modify or abstain from taking, perfecting or enforcing any securities or other guarantees or rights which you may now or after the date of this Memorandum of Charge have from or against me and/or any surety, guarantor or other person; and

              19.1.5     make any compromise, composition, arrangement or dealing with me and/or any surety, guarantor or other person.

     19.2     The security created under this Memorandum of Charge shall not be affected by any invalidity of any security.

     20. DISCHARGE OF SECURITY

     20.1     If the whole of the Indebtedness is paid to you, then subject to your rights of consolidation in Clause 17, you shall, upon my request and at my cost, discharge the charge hereby created and release to me or as I may direct, the certificates or other documents of title to the Charged Securities and the instrument of transfers thereof.

     20.2     You are not bound to deliver stocks, shares, or securities bearing serial numbers identical with those deposited with or transferred to you so long as the stocks, shares or denomination and nominal amount rank pari passu with those initially deposited with or transferred to you (subject to any capital reorganisation which may have occurred in the meantime).

     20.3     Any discharge or release of the charge hereby created shall be deemed to be made subject to the condition that it will be void if any payment which you have received is set aside under any applicable law or proves to have been for any reason invalid.

21. NOTICES & LANGUAGE

21.1 Service of Notice

Any notice or request with reference to this Memorandum of Charge shall be in writing signed by the party by whom it is served or by its solicitors and shall be deemed to be sufficiently served or given for all purposes herein on the party to whom it is served if it is left by hand at or sent by commercial courier, registered post or facsimile (with copy by hand or commercial courier or ordinary or registered post) to (as applicable) the address of the party to whom it is sent as set out below or the registered office for the time being of such party or such other address as one party may from time to time notify to the other party in writing.

i)	to me:- -----

ii)	to you:- ------

NU SKIN ENTERPRISES , INC. 75 West Center Street Provo, Utah 84601, United States of America Telefax: 00 1 801 345 3899 Attn: ............................

21.2 Time of service

     A notice sent:-

           21.2.1     by facsimile (and confirmed by the delivery of a copy thereof by hand or commercial courier or ordinary or registered post) shall be deemed to have been served and received upon completion of the effective transmission of such notice and a written record of the transmission is printed out from the sender’s facsimile machine;

              21.2.2     by ordinary or registered post within Malaysia shall be deemed to have been served and received on the 3rd (Third) day occurring after the date on which it is posted;

              21.2.3     by an ordinary or registered post outside Malaysia shall be deemed to have been served and received on the 10th (Tenth) day occurring after the date on which it is posted;

        21.2.4 by hand or commercial courier shall be deemed to have been served at the time of delivery of the notice.

21.3 Language

All correspondence, notices, reports and other forms of communication between the parties hereto contemplated in, in respect of, incidental to and in relation to this Memorandum of Charge shall be in the English language.

22. POWER OF ATTORNEY

     Simultaneously with the execution of this Memorandum of Charge, I will execute a Power of Attorney (in the form annexed to this Memorandum of Charge and marked "Appendix 1" together with such modifications as you may agree upon in writing) and confer upon you or your nominee(s) the powers and authorities described in the Power of Attorney.

23. RESIGNATION FROM OFFICE OF DIRECTOR OF COMPANY

     If required by you upon the occurrence of an Event of Default, I will resign (either immediately or on such date as you specify) from the office of director of (as applicable) NSMH and NU SKIN (MALAYSIA) SDN. BHD. and if such office is held by my nominee(s), procure the resignation of my nominee(s) from the office of director of (as applicable) NSMH and NU SKIN (MALAYSIA) SDN. BHD. without payment of any compensation for loss of office on (as applicable) NSMH's or NU SKIN (MALAYSIA) SDN. BHD's board as required by you.

24. CHANGES

     The security, liabilities and obligations created by this Memorandum of Charge shall continue to be valid and binding for all purposes whatsoever notwithstanding my bankruptcy, death or unsoundness of mind.

25. LOSS/DAMAGE/DIMINUTION IN VALUE

     So long as the Charged Securities are in your or your nominees', servants' or agents' or any assignee's or transferee's possession, custody or control under the provisions of this Memorandum of Charge, neither you nor any such person shall be answerable or responsible for the loss of or damage to or diminution in value of any of the Charged Securities howsoever arising and whether by the exercise or non-exercise of any of the authorities or powers conferred upon you or your nominees under this Memorandum of Charge or by reason of your or your nominees holding the Charged Securities in your or as applicable, your nominees' name(s).

26. COSTS

26.1 Solicitors costs

     Each party hereto shall bear its own solicitors' costs of and incidental to this Agreement.

26.2 Stamp duty on the Memorandum of Charge

I will bear the stamp duty chargeable on this Memorandum of Charge and all other relevant documents incidental to this Memorandum of Charge and, if relevant, any penalties for late stamping. Any payment made by you on our behalf of any costs and expenses which I am liable to pay for under this Memorandum of Charge shall form part of the Indebtedness.

27. TIME

     Time wherever mentioned shall be the essence of this Memorandum of Charge.

28. GOVERNING LAW & JURISDICTION

     This Memorandum of Charge shall be governed by the laws of Malaysia. Subject to Clause 29, I hereby submit myself and my assets to the non-exclusive jurisdiction of the courts in Malaysia.

29. ARBITRATION

29.1 Reference to Arbitration

Any dispute or difference which may arise between the parties hereto at any time hereafter whether during the continuance in force of this Memorandum of Charge or upon or after its termination, touching any matter or thing herein contained or the operation or construction of this Memorandum of Charge or any matter or thing in any way connected with, arising from or in relation to this Memorandum of Charge or the rights, duties, liabilities of the Parties hereunder shall be finally settled by arbitration in accordance with the United Nations Commission on International Trade Law Arbitration Rules 1976.

29.2 Arbitral Proceedings

A reference to arbitration shall be 3 (Three) arbitrators and the arbitration shall be held in Provo, Utah, United States of America. The language to be used in the arbitral proceedings shall be English.

29.3 Interim remedies

Pending the establishment of the arbitral tribunal, the parties hereto may apply to the courts in Malaysia (which shall have non-exclusive jurisdiction) for the grant of interim injunctions and orders for the protection and preservation of property subject of or relating to this Memorandum of Charge.

30. NON-WAIVER

     No failure or delay on your part in exercising nor any omission to exercise any right, power, privilege or remedy accruing to you hereunder upon any default on my part shall impair any such right, power privilege or remedy or be construed as a waiver thereof or an acquiescence in such default, nor shall any action by you in respect of any default or any acquiescence in any such default, affect or impair any of your rights, powers, privileges or remedies in respect of any other subsequent default.

31. ASSIGNMENT OR TRANSFER OF CHARGE

     You shall be at liberty, at any time, with or without the concurrence by and without notice to me, and at your own costs and expense, to assign and transfer this Memorandum of Charge.

32. SUCCESSORS-IN-TITLE

     This Memorandum of Charge shall be binding upon your and my successors-in-title and assigns and persons deriving title under (as applicable) you or me.

IN WITNESS WHEREOF we have hereunto executed this Memorandum of Charge the day month and year first above written.

SIGNED BY           )
           )
in the presence of:-            )